SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012

HIGHLANDS BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

West Virginia	0-16761	55-0650793
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization		Identification No.)

P.O. Box 929
Petersburg, WV	26847
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 257-4111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

_____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 5.02	Departure of Directors or Certain Officers, Appointment of Certain Others, Compensatory Arrangements of Certain Officers

The Board of Directors of Highlands Bankshares, Inc, at its regularly scheduled meeting held March 13, 2012, has decided to combine the positions of Chairman of the Board and President and CEO of the Company. Upon doing so, the Board appointed Mr. John G. Van Meter, the Company’s current Chairman of the Board, to also serve as the Company’s President and CEO. The Board and executive management have agreed that based on the Board’s and management’s oversight at the subsidiary level, the combination of the Chairmen and CEO is economically beneficial at this time. The Board retains the right to exercise its judgment to separate the roles in the future.

Mr. Van Meter has served as a Highlands board member since May 1985 and has served as board member of one of the Company’s subsidiary banks, The Grant County Bank, since 1977. Mr. Van Meter graduated from West Virginia University College of Law in 1961 and has been practicing law in Petersburg WV since 1961. Mr. Van Meter was one of the founding board members of the Company.

Mr. Van Meter will assume the role of President and CEO of the company effective May 8, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLANDS BANKSHARES, INC.
(Registrant)

/s/Jeffrey B. Reedy
Jeffrey B. Reedy, Chief Financial Officer

March 15, 2012